UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 15, 2021

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2021, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Savara Inc. (“Savara”), the Board approved the target bonus amounts for Savara’s executive officers for the year ended December 31, 2021. The approved target bonus amounts for each of the Company’s executive officers for the year ended December 31, 2021 are as follows:

Executive Officer	Title	Target Bonus	% of Base Salary
Matthew Pauls	Chief Executive Officer	$280,000	50%
Badrul Chowdhury	Chief Medical Officer	$216,300	40%
Dave Lowrance	Chief Financial Officer	$158,000	40%

Actual bonus amounts paid to the executive officers may be more or less than the target bonus amounts. The total bonus payment amounts will be based on the achievement of certain performance goals, and the Board has the discretion to award bonus amounts that differ for attainment of performance goals that fall above or below such goals. For Mr. Pauls, the achievement of corporate performance measures will represent 100% of his target bonus award. For each of Dr. Chowdhury and Mr. Lowrance, the achievement of corporate performance measures will represent 75% of the target bonus award and individual performance measures will represent 25% of the target bonus award.

Item 7.01.	Regulation FD Disclosure.

Savara has updated its corporate presentation, which is available on the Investor Relations page of Savara’s website at https://savarapharma.com/investors. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Savara undertakes no duty or obligation to update or revise the information contained in this presentation, although it may do so from time to time. Any such updates may be made through the Investor Relations page of the Savara website, the filing of other reports or documents with the U.S. Securities and Exchange Commission (the “SEC”), press releases, or other public disclosure.

Savara may announce material information about its finances, product candidates, clinical trials and other matters to its investors using the Investor Relations page of the Savara website (referenced above), SEC filings, press releases, public conference calls and webcasts. Savara uses these channels, as well as social media, to communicate with stockholders and the public about the company and other issues. It is possible that the information posted on the website and social media could be deemed to be material information. Therefore, Savara encourages investors, the media, and others interested in the company to review the information posted on the Investor Relations page of its website and any social media channels listed on its website from time to time.

The information in Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Savara Corporate Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2021		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer